Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

WF International Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee (2)
	Newly Registered Securities
Fees Previously Paid	Equity	Ordinary shares, par value $0.000001 per share	457	(a)	1,610,000	US$	4.75	US$	7,647,500	0.00014760	US$	1,129

	Other	Underwriters’ warrants(4)	457	(g)	80,500		—		—			—

Fees Previously Paid	Equity	Ordinary shares issuable upon exercise of the underwriters’ warrants(5)	457	(a)	80,500	US$	4.75	US$	382,375	0.00014760	US$	56

	-	—	—		—		—		—			—

	Carry Forward Securities
	-	—	—		—		—		—			—
	Total Offering Amounts (3)							US$	8,029,875		US$	1,185
	Total Fees Previously Paid											1,355
	Total Fee Offsets											0
	Net Fee Due										US$	0

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the ordinary shares underlying underwriters’ warrants and the offering price attributable to additional ordinary shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(a) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.
(4)	No fee is required pursuant to Rule 457(g) under the Securities Act.
(5)	Represents ordinary shares underlying warrants issuable to the underwriters to purchase a number of ordinary shares equal to 5% of the total number of ordinary shares sold in this offering, at an exercise price equal to 100% of the public offering price of the ordinary shares sold in this offering.